UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/03/2007

BWAY Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12415

Delaware	36-3624491
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8607 Roberts Drive
Suite 250
Atlanta, Georgia 30350-2237
(Address of principal executive offices, including zip code)

770-645-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2007, BWAY Corporation (the "Company") issued a press release announcing the appointment of Kenneth M. Roessler as its Chief Executive Officer. Mr. Roessler will continue to serve as the Company's President, and as the President and Chief Operating Officer of the Comapny's BWAY Packaging division. Jean-Pierre M. Ergas, the Company's retiring Chief Executive Officer will remain on the Company's Board of Directors and assumes the position of Executive Chairman.

Biographical and business experience information required to be disclosed pursuant to Items 401(b) and (e) of Regulation S-K with respect to Messrs. Roessler and Ergas is incorporated herein by reference to Item 10 in Part II of the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 2006, filed with the Securities and Exchange Commission on December 28, 2006.

A copy of the press release announcing the above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release issued by the Company on January 3, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY Corporation

Date: January 03, 2007	By:	/s/ Kevin C. Kern
Kevin C. Kern
Vice President, Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated January 3, 2007